EXHIBIT 32

SECTION 1350 CERTIFICATION

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Each of the undersigned hereby certifies that the Annual Report on Form 10-K for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: August 13, 2026

/s/ David Dunbar
David Dunbar President/Chief Executive Officer

Dated: August 13, 2026

/s/ Ademir Sarcevic
Ademir Sarcevic Vice President/Chief Financial Officer